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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               SUNTRUST CAPITAL V
         (Exact name of registrant as specified in its Trust Agreement)


                          DELAWARE                                                                58-6453909
(State or other jurisdiction of Incorporation or organization)                       (I.R.S. Employer Identification No.)


                            C/O SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7711
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ ]

Securities Act registration statement file number to which this Form relates:
333-73368

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                                           Name of each exchange on
         to be so registered                                           which each class is to be registered
         -------------------                                           ------------------------------------

         Trust Preferred Securities                                    New York Stock Exchange
         (and the Guarantees related thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of class)


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                               SUNTRUST CAPITAL V
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are Trust Preferred Securities (the "Preferred Securities") of SunTrust Capital V, a Delaware business trust, and the guarantees related thereto. All of the outstanding common securities of the Trust are owned by SunTrust Banks, Inc. ("SunTrust Banks"), a Georgia corporation. The Preferred Securities are guaranteed by SunTrust Banks to the extent set forth in the Preferred Securities Guarantee Agreement between SunTrust Banks and Bank One, N.A., as preferred securities guarantee trustee (the "Guarantee"). The descriptions of the Preferred Securities and the Guarantee are incorporated herein by reference to the descriptions included under the caption "Description of the Preferred Securities" and "Description of the Guarantees" in the prospectus included as a part of the Registration Statement on Form S-3 (Reg. Nos. 333-73368, 73368-01 and 73368-02) filed by SunTrust Banks, SunTrust Capital V and SunTrust Capital VI with the Securities and Exchange Commission ("Commission") on November 14, 2001 ("Registration Statement"). For purposes of such descriptions, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Preferred Securities or the Guarantees shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. Registration Statement on Form S-3 (Registration Nos. 333-73368, 73368-01 and 73368-02) filed with the Securities and Exchange Commission on November 14, 2001 by SunTrust Banks, Inc., SunTrust Capital V and SunTrust Capital VI, as amended (the "Registration Statement") (incorporated herein by reference).


2. Certificate of Trust of SunTrust Capital V (incorporated by reference to Exhibit 4.1 to the Registration Statement).

3. Declaration of Trust of SunTrust Capital V (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4. Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities of SunTrust Capital V (incorporated by reference to Exhibit 4.3.2 to the Registration Statement).

5. Form of Indenture for the Subordinated Debt Securities (incorporated by reference to Exhibit 4.4 to the Registration Statement).

6.       Form of Supplemental Indenture (incorporated by reference to Exhibit
         4.9.2 to the Registration Statement).

7. Form of Preferred Security (included in Exhibit 4.3.2 to the Registration Statement incorporated by reference).

8.       Form of Subordinated Deferrable Interest Debenture (included in
         Exhibit 4.9.2 to the Registration Statement incorporated by reference).

9.       Form of Preferred Securities Guarantee (incorporated by reference to
         Exhibit 4.8 to the Registration Statement).


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             SunTrust Capital V



                                             By:/s/ Raymond D. Fortin
                                                -------------------------------
                                                Raymond D. Fortin
                                                Regular Trustee


Date:    December 4, 2001